Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 31, 2019, the Delaware corporation formerly known as “Vical Incorporated” completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of June 2, 2019, as amended by Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated August 20, 2019, and as further amended on August 30, 2019 (the “Merger Agreement”), by and among Vical Incorporated (“Vical”), Brickell Biotech, Inc. (“Brickell”) and Victory Subsidiary, Inc., a wholly-owned subsidiary of Vical (“Merger Sub”), pursuant to which Merger Sub merged with and into Brickell, with Brickell surviving the merger as a wholly-owned subsidiary of Vical (the “Merger”).

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”). The following unaudited pro forma combined financial statements give effect to the Merger. The transaction is accounted for as a reverse recapitalization under existing U.S. generally accepted accounting principles, which is subject to change and interpretation. Accordingly, for accounting purposes, the Merger is treated as the equivalent of Brickell issuing shares of common stock for the net assets, primarily cash and investments, accompanied by a recapitalization. The net assets of Vical are recognized at fair value (which is consistent with carrying value), with no goodwill or intangible assets recorded. The unaudited pro forma combined financial statements presented below are based upon the historical financial statements of Brickell and Vical, adjusted to give effect to the reverse recapitalization, for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma combined balance sheet as of June 30, 2019, and the unaudited pro forma combined statement of operations and comprehensive loss for the six months June 30, 2019 and the year ended December 31, 2018 presented herein are based on the historical financial statements of Brickell and Vical, adjusted to give effect to the reverse recapitalization. The pro forma assumptions and adjustments are described in the accompanying notes presented in the following pages.

Brickell has been determined to be the accounting acquirer based on an evaluation of the facts of the Merger. Brickell securityholders and NovaQuest Co-Investment Fund X, L.P. (“NovaQuest”), collectively, hold a majority of the outstanding shares of Vical common stock and the Brickell directors and management hold a majority of board seats and all key positions in the management of the combined company. Other factors were considered, including the purpose and intent of the Merger, composition of the post-merger stockholders and the location of the Company’s headquarters noting that the preponderance of the evidence is indicative that Brickell is the accounting acquirer.

The stockholders’ equity of Brickell has been restated to give effect to the exchange of shares in the Merger and the historical results of operations of Brickell are reflected as the results of operations of the combined company.

The Brickell balance sheet as of June 30, 2019 and statement of operations for the six months ended June 30, 2019 were derived from its unaudited financial statements. The statement of operations and comprehensive loss for year ended December 31, 2018 were derived from its audited financial statements.

The Vical balance sheet as of June 30, 2019 and statement of operations for the six months ended June 30, 2019 were derived from its unaudited financial statements. The statement of operations and comprehensive loss for year ended December 31, 2018 were derived from its audited consolidated financial statements.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. These adjustments include the issuance of shares of common stock in the Merger resulting from the issuance of securities by Brickell prior to the closing of the Merger. Differences between these preliminary estimates and the final accounting will occur and could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the timing of completion of the Merger, changes to the final exchange ratio used as part of the Merger, issuances of common stock, convertible notes, warrants or options to purchase common stock and other changes in the Vical or Brickell net assets that occur prior to the completion of the Merger, which could cause material differences in the information presented below.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The unaudited pro forma combined financial data also do not include any integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Brickell and Vical been a combined company during the specified period. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the Brickell historical audited financial statements for the year ended December 31, 2018 and in conjunction with the Vical historical audited consolidated financial statements.

The unaudited pro forma combined financial statements also do not give effect to the commitment by NovaQuest to provide up to $25.0 million in near-term research and development funding to the combined company.

Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2019

	Historical Vical, Inc.	Historical Brickell Biotech, Inc.	Pro forma Merger Adjustments	Note	Pro Forma Combined
Assets
Current assets
Cash, cash equivalents and marketable securities	$41,720,000	$2,079,000	$(2,605,000)	A1	$41,194,000
Receivables and other current assets	979,000	362,000	—		1,341,000
Total current assets	42,699,000	2,441,000	(2,605,000)		42,535,000
Property and equipment, net	2,000	20,000	—		22,000
Operating lease right of use asset	—	186,000	—		186,000
Other assets	—	441,000	—		441,000
Total assets	$42,701,000	$3,088,000	$(2,605,000)		$43,184,000

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$1,159,000	$11,159,000	$2,610,000	A3	$14,928,000
Lease liability	—	67,000	—		67,000
Deferred revenue	—	3,040,000	—		3,040,000
Convertible promissory notes	—	3,598,000	(3,598,000)	A4	—
Derivative liability	—	1,007,000	(1,007,000)	A4	—
Current portion of notes payable	—	3,184,000	—		3,184,000
Total current liabilities	1,159,000	22,055,000	(1,995,000)		21,219,000
Contingent consideration	—	145,000			145,000
Warrant liability	—	1,048,000	(1,048,000)	A6	—
Lease liability, net of current portion	—	111,000	—		111,000
Deferred revenue, net of current portion	—	608,000	—		608,000
Total liabilities	1,159,000	23,967,000	(3,043,000)		22,083,000

Preferred Stock	—	47,934,000	(47,934,000)	A5	—
Stockholders equity (deficit)
Common Stock	229,000	—	317,000	A5	547,000
			1,000	A4
Additional paid-in capital	490,343,000	520,000	(453,156,000)	A2	90,747,000
			1,048,000	A6
			4,604,000	A4
			47,388,000	A5
Accumulated deficit	(449,072,000)	(69,333,000)	453,427,000	A2	(70,193,000)
			(2,605,000)	A1
			(2,610,000)	A3
Accumulated other comprehensive income	42,000	—	(42,000)	A2	—
Total stockholders’ equity (deficit)	41,542,000	(68,813,000)	438,000		21,101,000
Total liabilities and stockholders’ equity (deficit)	$42,701,000	$3,088,000	$(2,605,000)		$43,184,000

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2018

	Historical Vical, Inc.	Historical Brickell Biotech, Inc.	Pro forma Merger Adjustments	Note	Pro Forma Combined
Revenues:
Collaboration Revenue	$—	$10,888,000	$—		$10,888,000
Contract revenue	1,582,000	—	—		1,582,000
License and royalty revenue	40,000	—	—		40,000
Total Revenues	1,622,000	10,888,000	—		12,510,000
Operating expenses:
Research and development	12,327,000	12,960,000	—		25,287,000
Manufacturing and production	1,436,000	—	—		1,436,000
General and Administrative	7,505,000	6,379,000	—		13,884,000
Total operating expenses	21,268,000	19,339,000	—		40,607,000
Loss from operations	(19,646,000)	(8,451,000)	—		(28,097,000)
Net investment and other income	3,392,000	61,000	—		3,453,000
Interest expense	—	(1,090,000)	—		(1,090,000)
Change in fair value of warrant liability	—	244,000	(244,000)	A6	—
Net loss	$(16,254,000)	$(9,236,000)	$(244,000)		$(25,734,000)
(Accretion)reduction of redeemable convertible preferred stock to redemption value	—	(5,936,000)	5,936,000	A5	—
Net loss attributable to common shareholders	$(16,254,000)	$(15,172,000)	$5,692,000		$(25,734,000)
Net income(loss) per share, basic	$(0.74)	$(8.92)			$(0.47)
Net income(loss) per share, diluted	$(0.74)	$(8.92)			$(0.47)
Weighted average shares used to compute basic net income(loss) per share	21,842,000	1,700,000	31,135,000		54,677,000
Weighted average shares used to compute diluted net income(loss) per share	21,842,000	1,700,000	31,135,000		54,677,000

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss
For the Six Months Ended June 30, 2019

	Historical Vical, Inc.	Historical Brickell Biotech, Inc.	Pro forma Merger Adjustments	Note	Pro Forma Combined
Revenues:
Collaboration Revenue	$—	$6,065,000	$—		$6,065,000
Contract revenue	—	—	—		—
License and royalty revenue	—	—	—		—
Total Revenues	—	6,065,000	—		6,065,000
Operating expenses:
Research and development	4,641,000	10,248,000	—		14,889,000
General and Administrative	3,618,000	3,389,000	(955,000)	A7	6,052,000
Total operating expenses	8,259,000	13,637,000	(955,000)		20,941,000
Loss from operations	(8,259,000)	(7,572,000)	955,000		(14,876,000)
Net investment and other income	1,251,000	10,000	—		1,261,000
Interest expense	—	(884,000)	497,000	A4	(387,000)
Change in fair value of derivative liability	—	(11,000)	11,000	A4	—
Change in fair value of warrant liability	—	223,000	(223,000)	A6	—
Net loss	$(7,008,000)	$(8,234,000)	$1,240,000		$(14,002,000)
Reduction of redeemable convertible preferred stock to redemption value	—	10,356,000	(10,356,000)	A5	—
Net income (loss) to common shareholders	$(7,008,000)	$2,122,000	$(9,116,000)		$(14,002,000)
Net income(loss) per share, basic	$(0.31)	$1.24			$(0.26)
Net loss per share, diluted	$(0.31)	$(1.54)			$(0.26)
Weighted average shares used to compute basic net income(loss) per share	22,404,000	1,706,000	30,567,000		54,677,000
Weighted average shares used to compute basic net loss per share	22,404,000	5,346,000	26,927,000		54,677,000

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1. Description of Transaction and Basis of Presentation
Description of Transaction
On June 2, 2019, Brickell entered into the Merger Agreement with Vical and Merger Sub and on August 20, 2019 the parties entered into the Merger Agreement Amendment. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Brickell, with Brickell surviving as a wholly owned subsidiary of Vical.
At the effective time of the Merger, each outstanding share of the capital stock of Brickell was converted into the right to receive a number of shares of Vical common stock as determined pursuant to the Exchange Ratio described in the Merger Agreement, and all outstanding options, warrants or other rights to purchase shares of capital stock of Brickell, were exchanged for rights to acquire Vical common stock based on the Exchange Ratio described in the Merger Agreement. No fractional shares of Vical common stock were issued in connection with the Merger, and holders of Brickell capital stock were entitled to receive cash for any fractional share ownership in lieu of stock thereof.
Upon completion of the Merger, Brickell securityholders and NovaQuest, collectively, hold a majority of the outstanding shares of Vical common stock.
Basis of Presentation
Based on the terms of the Merger, the transaction is treated as a reverse recapitalization of Brickell in accordance with accounting principles generally accepted in the United States.
The unaudited pro forma combined balance sheet as of June 30, 2019 combines the historical balance sheets of Brickell and Vical as of June 30, 2019 as if the Merger had been completed on that date.
The unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2018 combine the historical statements of operations and comprehensive loss of Brickell and Vical for their respective periods and give pro forma effect to the Merger as if it had been completed on January 1, 2018.
The unaudited pro forma combined statement of operations and comprehensive loss for the six months ended June 30, 2019 combine the historical statements of operations and comprehensive loss of Brickell and Vical for their respective periods and give pro forma effect to the Merger as if it had been completed on January 1, 2018.
The unaudited pro forma combined financial statements give effect to an exchange ratio of 2.4165 of Vical common stock for each share of Brickell common stock. The exchange ratio does not give any effect to the Vical reverse common stock split. The Exchange Ratio, calculated pursuant to the formula set forth in the Merger Agreement, allocated to the former Brickell securityholders and NovaQuest, collectively, a majority of the outstanding shares of Vical common stock.
2. Pro Forma Combined Earnings Per Share
The pro forma combined weighted average share outstanding included in the calculation of basic and diluted pro forma combined earnings (loss) per share consists of the following:

Year ended December 31, 2018
Historical Vical weighted average shares	21,842,000
Shares issued to Brickell	32,835,000
Pro forma weighted common shares, basic and diluted	54,677,000

Six months ended June 30, 2019
Historical Vical weighted average shares	22,404,000
Shares issued to Brickell	32,273,000
Pro forma weighted common shares, basic and diluted	54,677,000

3. Pro Forma Adjustments
The unaudited pro forma combined financial statements include pro forma adjustments to give effect to certain significant transactions as a direct result of the proposed Merger and reverse recapitalization for accounting purposes.
The pro forma adjustments reflecting the completion of the Merger are based upon the preliminary accounting analysis conclusion that the Merger should be accounted for as a reverse recapitalization and upon the assumptions set forth below.
The unaudited pro forma combined financial statements do not not give effect to a Reverse Split.
The pro forma adjustments are as follows:

A1:
To reflect vendor payments for strategic advisor, legal, accounting and other direct costs of Vical and Brickell related to the Merger, which are not recognized in the respective balance sheets as of June 30, 2019.

A2:	To reflect the elimination of Vical’s historical stockholders’ equity balances, including accumulated deficit.

A3:	To reflect accrual for Vical’s executive severance costs directly related to the Merger, which are not recognized in Vical’s balance sheets as of June 30, 2019.

A4:	To reflect the conversion of the Brickell convertible notes into common stock prior to the close of Merger and prior to the exchange of shares.

A5:
To reflect the exchange of shares of Brickell common and convertible preferred stock outstanding, immediately prior to the closing of the Merger for shares of Vical common stock upon closing of the Merger.

A6:
To reclassify Brickell’s warrant liability to equity upon the conversion of preferred stock to common stock upon the close of the Merger as the warrants are no longer expected to be required to be reflected as a liability upon becoming warrants to purchase common stock at a fixed exercise price.

A7:	To eliminate Merger cost incurred in the statement of operations, which are non-recurring.